UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 19, 2011 (January 19, 2011)
VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee	37215

(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code (615) 665-6000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     The information set forth below under Item 7.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.02.
Item 7.01 Regulation FD Disclosure.
     In connection with the offering of the Notes (as defined in Item 8.01 below) Registrant, Vanguard Health Systems, Inc. (“Vanguard”), is disclosing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1. This information, some of which has not been previously reported (including certain supplemental and revised disclosure regarding Vanguard’s business, such as recent developments, risk factors, business, capitalization data, liquidity and capital resources information, and certain unaudited pro forma financial information and certain historical financial information of The Detroit Medical Center (“DMC”), acquired by Vanguard on January 1, 2011), is excerpted from the Confidential Preliminary Offering Memorandum, dated January 19, 2011 that is being circulated in connection with the offering of the Notes described in Item 8.01.
     This information includes certain unaudited preliminary financial information related to Vanguard for the quarter and six months ended December 31, 2010 and preliminary operating data related to Vanguard and DMC for the quarter and year to date periods ended December 31, 2010 for informational purposes for interested investors and certain unaudited preliminary supplementary financial information related thereto required by Regulation G (collectively, the “Preliminary Financial Information and Operating Data”), which is set forth in Exhibit 99.1, attached hereto and incorporated herein by reference. The Preliminary Financial Information and Operating Data related to Vanguard is subject to adjustment in Vanguard’s full second quarter earnings release. Vanguard intends to issue the full financial earnings release after market close on Monday, February 7, 2011 and to hold a conference call/webcast to discuss the quarterly and year-to-date results on Tuesday, February 8, 2011, at 11:00 am EST.
     The Preliminary Financial Information and Operating Data contain a non-GAAP financial measure, Adjusted EBITDA. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of an entity’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, Vanguard has provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure to Adjusted EBITDA, net income attributable to Vanguard Health Systems, Inc. stockholders, in the Preliminary Financial Information and Operating Data, which is set forth in Exhibit 99.1 attached hereto and incorporated herein by reference.
     Vanguard defines Adjusted EBITDA as income (loss) attributable to Vanguard’s stockholders before interest expense (net of interest income), income taxes, depreciation and amortization, non-controlling interests, equity method income, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized and unrealized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment losses, pension expense and discontinued operations, net of taxes. Monitoring fees and expenses include fees and reimbursed expenses paid to affiliates of The Blackstone Group and Metalmark Subadvisor LLC for advisory and oversight services. Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Vanguard Health Systems, Inc. stockholders, operating cash flows or other cash flow data determined in accordance with GAAP. Adjusted EBITDA, as presented by Vanguard, may not be comparable to similarly titled measures of other companies due to varying methods of calculation.
     Management believes that Adjusted EBITDA provides useful information about Vanguard’s financial performance to investors, lenders, financial analysts and rating agencies since these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s operating performance compared to that of other companies in the healthcare industry and to evaluate a company’s leverage capacity and its ability to meet its debt requirements. Adjusted EBITDA eliminates the uneven effects of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Adjusted EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of a company’s operating performance. Adjusted EBITDA is also used by Vanguard’s management to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to its operating businesses and assessing their performance, both internally and relative to Vanguard’s peers, as well as to evaluate the performance of Vanguard’s operating management teams.
     A limitation of Adjusted EBITDA, however, is that it does not reflect the periodic cost of certain capitalized assets that Vanguard uses to generate its revenues. These costs are evaluated through other financial measures such as capital expenditures. Adjusted EBITDA also does not include interest expense, which is a significant expense because of Vanguard’s substantial indebtedness. Despite these limitations, management believes that Adjusted EBITDA, as an operating performance measure, and not as a liquidity measure, provides investors and analysts with a useful measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Finally, management believes it is useful to investors to provide them with disclosure of Vanguard’s operating results using the same key financial metric as that used by management.
Item 8.01 Other Events.
     On January 19, 2011, Vanguard announced that its wholly-owned subsidiaries, Vanguard Health Holding Company II, LLC (“VHS Holdco II”) and Vanguard Holding Company II, Inc. (together with VHS Holdco II, the “Senior Note Issuers”), plan to issue an aggregate principal amount of $375.0 million of senior notes due 2019 (the “ Senior Notes”) and that Vanguard plans to issue senior discount notes due 2016 generating approximately $375.0 million in gross proceeds (the “Senior Discount Notes” and, together with the Senior Notes, the “Notes”), each in a private placement. The Senior Notes Issuers’ obligations under the Senior Notes will be fully and unconditionally guaranteed on a senior basis by Vanguard, Vanguard Health Holding Company I, LLC and certain subsidiaries of VHS Holdco II. The Senior Discount Notes will not be guaranteed by any of Vanguard’s subsidiaries. The Senior Note Issuers intend to use the net proceeds from the Senior Notes offering for general corporate purposes, including acquisitions, and the related transaction fees and expenses of both notes offerings. Vanguard intends to use the proceeds from the Senior Discount Notes offering to pay a dividend to its equityholders. A copy of the press release, dated January 19, 2011, announcing the offering of the Notes is attached as Exhibit 99.2 and is incorporated herein by this reference.
     The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes may not be offered or sold within the United States or to U.S. persons, except to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. You are hereby notified that sellers of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act, provided by Rule 144A. This announcement does not constitute an offer to sell or the solicitation of an offer to buy Notes in any jurisdiction in which such an offer or sale would be unlawful.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.	The exhibits filed as part of this Current Report on Form 8-K are listed in the Exhibit Index which is located at the end of this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized this report to be signed on its behalf by the undersigned thereunto duly authorized.

VANGUARD HEALTH SYSTEMS, INC.
BY:	/s/ Gary D. Willis
Gary D. Willis
Senior Vice President, Controller and Chief Accounting Officer

Date: January 19, 2011

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Supplemental excerpts from the Confidential Preliminary Offering Memorandum, dated January 19, 2011.

99.2	Press Release of Vanguard Health Systems, Inc., dated January 19, 2011 announcing the offering of the Senior Notes and the Senior Discount Notes.